                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         FISCHER IMAGING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                      [FISCHER IMAGING CORPORATION LOGO]

                            12300 NORTH GRANT STREET
                            THORNTON, COLORADO 80241
                                 (303) 452-6800

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 16, 1997

                             ----------------------

          The Annual Meeting of Stockholders of Fischer Imaging Corporation (the "Company") will be held at the Holiday Inn, 10 East 120th Avenue, Northglenn, Colorado 80233, on Friday, May 16, 1997, at 1:00 p.m., for the following purposes:

          (1)  To elect two Class III directors to the Board of Directors.

          (2) To approve an increase in the number of shares of the Company's $.01 par value common stock ("the Common Stock"), authorized for issuance under the Company's 1993 Nonemployee Director Stock Option Plan (the "1993 Director Plan") from 100,000 shares to 200,000 shares, eliminate the lifetime limitation on the number of options a nonemployee director may receive under the plan, permit discretionary grants of options under the plan and amend certain other provisions of the plan.

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

          Only stockholders holding shares of Common Stock of record at the close of business on April 11, 1997, will be entitled to notice of, or to vote at, the Annual Meeting or any adjournment thereof.

          STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT AT THE ANNUAL MEETING, ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME, AND STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

                                       By Order of the Board of Directors,

                                       /s/ CARLA J. WOLIN,

                                       Carla J. Wolin,
                                       Secretary

April 21, 1997

                           FISCHER IMAGING CORPORATION
                            12300 NORTH GRANT STREET
                            THORNTON, COLORADO 80241

                              --------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 1997

          This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Fischer Imaging Corporation (the "Company") to be held on Friday, May 16, 1997, or at any adjournment or adjournments thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy, together with the Company's Annual Report for the year ended December 31, 1996, are being mailed to the Company's stockholders on or about April 21, 1997.

          The accompanying proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked at any time before it is exercised by giving written notice of its revocation to the Secretary of the Company or by filing a later-dated proxy with the Secretary. All shares of the Company's Common Stock, $.01 par value ("Common Stock"), represented by properly executed and unrevoked proxies, will be voted if said proxies are received prior to or at the meeting.

          Only holders of shares of the Company's Common Stock of record at the close of business on April 11, 1997 will be entitled to vote at the Annual Meeting. At the record date, there were outstanding 6,941,798 shares of Common Stock, which constitute all of the voting securities of the Company. Each share of Common Stock is entitled to one vote upon each matter presented at the Annual Meeting. The affirmative vote of a plurality of the shares voting at the Annual Meeting, assuming a quorum is present, is necessary for the election of the directors. Stockholders do not have the right to cumulate votes in the election of directors. See Proposal No. 1 "Election of Directors." Approval of the amendment to the Company's 1993 Nonemployee Director Stock Option Plan, which would increase the number of shares authorized for issuance under the plan, eliminate the lifetime limitation on the number of options a nonemployee director may receive under the plan, permit discretionary grants of options under the plan, and amend certain other provisions of the plan, will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting. See Proposal No. 2 "Approval of Amendment to the Company's 1993 Nonemployee Director Stock Option Plan."

          The Company will bear the costs of soliciting proxies. The Company will supply banks, brokers, dealers and other custodians, nominees and fiduciaries with proxy materials to enable them to forward such materials to each beneficial owner of shares which they hold of record. Such persons will be reimbursed for their reasonable out-of-pocket expenses. In addition to solicitations by mail, some of the Company's directors, officers and regular employees, without extra compensation, may supplement this solicitation by telephone, facsimile, letter or personal interview.

          Fischer Imaging Corporation was incorporated in Minnesota in 1973 and was reincorporated in Delaware in July 1991. As used in this Proxy Statement, the term "Company" refers to Fischer Imaging Corporation, a Delaware corporation, and, where appropriate, to its predecessor, a Minnesota corporation.

          The principal executive offices of the Company are located at 12300 North Grant Street, Thornton, Colorado 80241. The Company's telephone number is
(303) 452-6800.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

          At the meeting, two Class III directors are to be elected to hold office for a term of three years, or until their successors have been duly elected and qualified. Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of Morgan W. Nields and Kinney L. Johnson. Information with respect to each nominee is set forth in the section entitled "Board of Directors." Messrs. Nields and Johnson are currently directors of the Company. In the event either of the nominees, who have expressed an intention to serve if elected, fail to stand for election, the persons named in the enclosed form of proxy may vote for a substitute nominee in their discretion. The proxy cannot be voted for more than two nominees.

          Election of the directors will require the affirmative vote of a plurality of the shares of Common Stock voted at the Annual Meeting, assuming a quorum is present. Stockholders do not have a right to cumulate votes in the election of directors.

RECOMMENDATION

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE TWO PERSONS NOMINATED AS DIRECTORS.


                               BOARD OF DIRECTORS

NOMINEES AND MEMBERS OF THE BOARD OF DIRECTORS

          The Board of Directors consists of three classes of directors, each class serving for a three-year term ending in successive years. The authorized number of directors is currently six. The Class III directors, whose terms will expire at the 1997 Annual Meeting, are Morgan W. Nields and Kinney L. Johnson. The Class I directors, whose terms will expire at the 1998 Annual Meeting, are Frank W. T. LaHaye and Lawrence A. Lehmkuhl. The Class II directors, whose terms will expire at the 1999 Annual Meeting, are David G. Bragg, M. D., and Thomas J. Cable.

          The following table lists the members of the Board of Directors and their ages, positions with the Company, terms of office and the years they were first elected as directors.

                                                                   Position with the            Director
                          Name                            Age          Company                    Since
                          ----                            ---      -----------------            --------
Class III       Nominees for a Three Year Term Expiring in 2000:
                Morgan W. Nields                          51       Chairman of the Board          1973
                                                                   and Chief Executive Officer

                Kinney L. Johnson                         53       Director                       1973

Class II        Directors Whose Terms Expire in 1999:
                David G. Bragg, M. D.                     63       Director                       1985
                Thomas J. Cable                           57       Director                       1984

Class I         Directors Whose Terms Expire in 1998:
                Frank W. T. LaHaye                        68       Director                       1984
                Lawrence A. Lehmkuhl                      59       Director                       1993

DIRECTORS

          David G. Bragg, M.D. has been a director of the Company since 1985. Dr. Bragg is the Benning Presidential Endowed Professor and former Chairman of the Department of Radiology, University of Utah School of Medicine, with which he has been affiliated since 1970. He is also currently Special Assistant to the Director, Diagnostic Imaging Program of the National Cancer Institute, a member of the American Board of Radiology, and a director of the American Investment Bank, N.A. Dr. Bragg is a member of the Audit Committee of the Board of Directors.

          Thomas J. Cable has been a director of the Company since 1984. Mr. Cable founded and has been general partner of Cable & Howse Ventures, Inc., a venture capital firm, since 1977. He is a director of EndoSonics Corporation, Ostex International Corporation and Mycogen Corporation. Mr. Cable is a member of the Compensation Committee of the Board of Directors.

          Morgan W. Nields has served as Chief Executive Officer and Chairman of the Board since the Company's incorporation in 1973 and served as President from August 1990 until December 1992. Mr. Nields is a Director and member of the Board of Governors of the National Electrical Manufacturers Association
(NEMA). He holds a BA degree from Williams College and an MBA from the Amos Tuck School of Business Administration at Dartmouth College.

          Kinney L. Johnson has been a director of the Company since 1973 and was actively involved with the management of the Company from 1973 through February 1985. Since February 1985, Mr. Johnson has been a principal at Capital Health Venture Partners, a venture capital firm located in Denver, Colorado. Mr. Johnson is a director of Access Health, Inc. Mr. Johnson is a member of the Audit Committee of the Board of Directors.

          Frank W.T. LaHaye has been a director of the Company since 1984. Mr. LaHaye has been a general partner of Peregrine Associates and Miller & LaHaye, the partnerships that serve as the general partners of Peregrine Ventures and Peregrine Ventures II Venture Capital Funds since 1981 and 1984, respectively. Mr. LaHaye is an unaffiliated outside director or trustee of twenty seven mutual funds or trusts of the Franklin/Templeton Group of Funds. He is chairman and director of Quarterdeck Corporation and a director of Digital Transmission Systems, Inc. Mr. LaHaye is a member of the Compensation Committee of the Board of Directors.

          Lawrence A. Lehmkuhl has been a director of the Company since 1993. He is retired from St. Jude Medical, Inc., a medical device manufacturer, where he has held, variously, the positions of Chairman of the Board, President and Chief Executive Officer. Mr. Lehmkuhl was employed by American Hospital Supply Corporation from 1966 through the date of his appointment as President and Chief Executive Officer of St. Jude Medical, Inc. in February 1985. Mr. Lehmkuhl is also a director of St. Jude Medical, Inc., Aequitron Medical, Inc., and Kera Vision, Inc. Mr. Lehmkuhl is a member of the Compensation Committee.

BOARD MEETINGS AND COMMITTEES

          The Board of Directors held six meetings in 1996. Each director attended at least 75% of the meetings during 1996.

          The Board of Directors has an Audit Committee, which is presently composed of Mr. Johnson and Dr. Bragg. The Audit Committee met twice in 1996 to consider various accounting and auditing matters related to the Company, to review the Company's financial statements, to review the services rendered by the Company's independent public accountants and to recommend the selection of independent public accountants for the Company.

          The Board of Directors also has a Compensation Committee, which is presently composed of Messrs. Cable, LaHaye and Lehmkuhl. The Compensation Committee met four times in 1996 to review and recommend compensation for the Company's senior officers. The Compensation Committee also administers the Company's 1991 Stock Option Plan and Employee Stock Purchase Plan.

          The Board of Directors does not have a nominating committee.

COMPENSATION OF DIRECTORS

          All nonemployee directors of the Company are reimbursed for expenses incurred for attendance at meetings of the Board of Directors. In addition, Dr. Bragg and Mr. Lehmkuhl receive an annual director's fee of $10,000.

          In 1993, the Company adopted a Nonemployee Director Stock Option Plan (the "1993 Director Plan"). Pursuant to the 1993 Director Plan, which is administered by the Board of Directors, a director who is not an employee of the Company automatically receives a grant of options to purchase 2,000 shares of Common Stock upon his or her election to the Board of Directors, plus an additional grant of options to purchase 2,000 shares on each February 26th thereafter (if the person remains a director on such date). Members of the Board of Directors serving on the Compensation and Audit Committees receive additional options to purchase, respectively, 2,000 and 1,000 shares of Common Stock upon election to these committees and each February 26th thereafter. The 1993 Director Plan currently provides that each director may receive options to purchase a maximum of 18,000 shares of Common Stock. The options granted under the 1993 Director Plan have an exercise price equal to the fair market value of the Common Stock on the date of grant, are immediately exercisable and expire five years from their date of grant. If a person ceases to be a director for any reason other than death or disability, the options remain exercisable for a period of three months. In the event of death or disability, the options remain exercisable for twelve months. A total of 100,000 shares of Common Stock has been reserved for issuance under the 1993 Director Plan. As of December 31, 1996, options to purchase 70,000 shares of Common Stock had been granted at an average price of $8.10 per share.

          There is a proposal to amend the 1993 Director Plan to increase the number of shares of Common Stock authorized for issuance under the plan from 100,000 to 200,000 shares, eliminate the lifetime limitation on the number of options a nonemployee director may receive under the plan, permit discretionary grants of options under the plan, and amend certain other provisions of the plan. See Proposal No. 2 "Approval of Amendment to the Company's 1993 Nonemployee Director Stock Option Plan."

          In addition, on February 4, 1997, the Company granted to each nonemployee director options to purchase 4,000 shares (7,000 shares in the case of Dr. Bragg) of Common Stock in recognition of additional services to the Company over the preceding year. These options, which vest and are exercisable six months from date of grant, have an exercise price of $6.625, the market price of the Common Stock on the date of grant. These options were not granted under the 1993 Director Plan.

                               EXECUTIVE OFFICERS

          The current executive officers of the Company, who serve at the pleasure of the Board of Directors, are as follows:

              Name                      Age     Position with Company
              ----                      ---     ---------------------
              Morgan W. Nields          51      Chairman of the Board and
                                                Chief Executive Officer

              Anthony G. DeCarolis      50      Vice President, Sales and Marketing

              James A. Newcomb          50      Vice President, Finance and
                                                Chief Financial Officer

              Mike Tesic, Ph.D.         59      Vice President, Engineering

              Carla J. Wolin            47      Vice President, Administration and Secretary

          Biographical information regarding Mr. Nields is set forth above under the heading "Directors."

          Anthony G. DeCarolis joined the Company in May 1995 as Vice President of Sales and became Vice President, Sales and Marketing shortly thereafter. Prior to joining the Company, Mr. DeCarolis served in national sales management positions for Toshiba America Medical Systems from 1989 to March 1995 and in management positions at General Electric Company from 1985 to 1989. Mr. DeCarolis holds a BS degree from the University of Pittsburgh.

          James A. Newcomb joined the Company in June 1995 as its Vice President, Finance and Chief Financial Officer. Previously, Mr. Newcomb was Vice President of Finance, Chief Financial Officer for Neodata Services, Inc., a direct marketing and fulfillment company, from September 1993 to May 1994, and Vice President Controller of Teco Energy Inc., a diversified utility holding company, from June 1989 to August 1993. From 1985 to 1989, Mr. Newcomb was Vice President of Finance for the defense electronics business of AlliedSignal Inc. Mr. Newcomb holds a BA degree in Economics from Beloit College in Wisconsin and an MBA from the Amos Tuck School of Business Administration at Dartmouth College.

          Dr. Tesic joined the Company in November 1993 as Vice President, Engineering. Prior to joining the Company, Dr. Tesic served as Vice President of Engineering and Strategic Development of Lunar Corporation, a medical capital equipment manufacturer, from January 1992 to November 1993. Dr. Tesic was also previously Manager of Research and Development for Varian Corporation's Magnetic Resonance Spectroscopy business from July 1986 to January 1992 and, prior to that, held several management positions with Picker International. Dr. Tesic holds a Ph.D. degree in physics from Case Western Reserve University.

          Carla J. Wolin joined the Company in February 1992 and, in 1994, became the Company's Vice President, Administration. In June 1995, she assumed the additional responsibilities of Secretary of the Corporation. From February 1990 to January 1992, Ms. Wolin served as Vice President of Human Resources and Risk Management of Aerospatiale Helicopter Corporation. Ms. Wolin holds a BS degree in business from Capital University and attended graduate school at Rockford College.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information, as of March 1, 1997, with respect to the beneficial ownership of the Company's Common Stock by
(i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) the Company's Chief Executive Officer and the four most highly compensated executives other than the Chief Executive Officer at the end of the Company's last fiscal year; and (iv) all directors and executive officers as a group.

                                                    Shares Beneficially Owned(1)
                                                    ----------------------------
          Name and Address of Beneficial            Owner Number      Percentage
          ------------------------------            ------------      ----------
          GE Medical Systems, a division of
              General Electric Company               1,333,333(2)        16.1%
              P. O. Box 414
              Milwaukee, Wisconsin 53201
          Kennedy Capital Management, Inc.             441,525            6.4
              10829 Olive Boulevard
              St. Louis, Missouri 63141
          Deerfield Capital L.P. et al                 400,000            5.8
              450 Lexington Avenue
              Suite 1930
              New York, NY 10017
            Morgan W. Nields                         1,052,893(3)        15.0
              12300 North Grant St.
              Denver, CO  80241
            Kinney L. Johnson                          287,500(4)         3.9
            Frank W.T. LaHaye                          161,901(5)         2.3
            David G. Bragg, M.D.                         9,000(6)           *
            Thomas J. Cable                             21,064(7)           *
            Lawrence A. Lehmkuhl                        18,000(8)           *
            Anthony G. DeCarolis                        12,000(9)           *
            James A. Newcomb                             8,000              *
            Mike Tesic                                   7,500(10)          *
            Carla J. Wolin                              10,993(11)          *
            All directors and executive officers
              as a group (10 persons)                1,573,851(12)       22.1%

* Less than 1%

------------------------

(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed. A beneficial owner is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or investment power over the shares. Number of shares includes all shares underlying options that will be exercisable prior to May 1, 1997.

(2) Represents 1,333,333 shares of Series D Convertible Preferred Stock ("Preferred Stock") that are immediately convertible into 1,333,333 shares of Common Stock at the option of their holder. Until converted, the Preferred Stock is non-voting, except as required by law.

(3) Includes 170,523 and 118,943 shares held by The Robert L. Nields Trust and the Florence Wesson Nields Irrevocable Trust, respectively. Mr. Nields is a co-trustee and a beneficiary of both trusts and exercises shared voting and investment power as to such shares. The amount shown also includes 66,250 shares which may be purchased pursuant to options exercisable prior to May 1, 1997.

(4) Includes 18,000 shares which may be purchased pursuant to options exercisable prior to May 1, 1997.

(5) Mr. LaHaye is a general partner of the general partner of each of Peregrine Ventures II, L.P. ("PVII") and Peregrine Ventures, L.P. ("PV"). The table includes 79,145 shares held by PVII and 64,756 shares held by PV. Mr. LaHaye is a general partner of Miller & LaHaye, the general partner of PVII and is a general partner of Peregrine Associates, the general partner of PV. Mr. LaHaye exercises shared voting and investment power with respect to all of such shares and disclaims beneficial ownership of such shares. The amount shown includes 18,000 shares which may be purchased pursuant to options exercisable prior to May 1, 1997.

(6) Represents 9,000 shares which may be purchased pursuant to options exercisable prior to May 1, 1997.

(7) Includes 18,000 shares which may be purchased pursuant to options exercisable prior to May 1, 1997.

(8) Represents 18,000 shares which may be purchased pursuant to options exercisable prior to May 1, 1997.

(9) Includes 5,000 shares which may be purchased pursuant to options exercisable prior to May 1, 1997.

(10) Represents 7,500 shares which may be purchased pursuant to options exercisable prior to May 1, 1997.

(11) Includes 8,750 shares which may be purchased pursuant to options exercisable prior to May 1, 1997.

(12) Includes 168,500 shares which may be purchased pursuant to options exercisable prior to May 1, 1997.

                             EXECUTIVE COMPENSATION

          The following table sets forth the compensation paid by the Company to its Chief Executive Officer and to the four most highly compensated executive officers other than the Chief Executive Officer for services rendered during the fiscal years ended December 31, 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                                                      Compensation
                                                                        Awards -
                                                                    # of Securities  All Other
                                                Annual Compensation    Underlying     Compen-
          Name and Principal Position    Year   Salary(1)    Bonus     Options(2)    sation(3)
          ---------------------------    ----   ---------    -----     ----------    ---------
          Morgan W. Nields               1996   $214,709   $      0      125,000     $ 75,750
          Chairman of the Board          1995    187,904     34,856      125,000       76,674
          Chief Executive Officer        1994    185,277          0       25,000       55,632

          Richard F. Balla (4)           1996    123,937          0            0       33,464
          Vice President,                1995    123,934     17,660       70,000       34,388
          Operations-Chicago             1994    112,266          0       10,000       33,464

          Anthony G. DeCarolis (5)       1996    133,699     45,504       76,000            0
          Vice President, Sales and      1995     85,355     29,167       90,000            0
          Marketing                      1994          0          0            0            0

          Charles L. Dumas (6)           1996    129,504          0            0       36,578
          Vice President , Operations    1995    142,611     45,000       70,000       35,818
                                         1994     45,874          0       30,000            0

          James A. Newcomb (7)           1996    132,305     15,000       76,000            0
          Vice President Finance and     1995     65,305     15,000       90,000            0
          Chief Financial Officer        1994          0          0            0            0

          Mike Tesic, Ph.D               1996    152,622          0       76,000       21,577
          Vice President, Engineering    1995    132,383     30,020       70,000       21,577
                                         1994    130,000          0       20,000       21,577

          Carla J. Wolin                 1996    121,993          0       76,000            0
          Vice President,                1995    109,323     16,445       70,000          924
          Administration and Secretary   1994     99,017      3,200       10,000            0

(1)  The amount includes payouts, if any, for excess accrued vacation.

(2) Included in the 1996 option awards are options repriced during the year (100,000 as to Mr. Nields and 56,000 as to Ms. Wolin and Messrs. DeCarolis, Newcomb and Tesic). The remainder of the 1996 option awards represent new options granted during the year. See "Option Grants in Last Fiscal Year" and "Ten-Year Option Repricings in Last Fiscal Year".

(3) This amounts principally represent the premiums paid under "split-dollar" life insurance on behalf of certain officers under which the Company will be reimbursed for premiums paid upon the officer's death. The executive receives no ownership in the portion of cash surrender value representing premiums paid under the policies until retirement, and then only if minimum service requirements have been met.

     The 1995 amounts for Ms. Wolin and Messrs. Balla, Dumas, and Nields include, in addition to "split-dollar" life insurance premiums, $924 of contributions made on behalf of each of these executives by the Company to The Fischer Imaging Employee Capital Accumulation Plan, a savings plan governed by Section 401(k) of the Internal Revenue Code of 1986, as amended. There were no contributions made on behalf of the executives or any other employees of the Company during 1996 or 1994.

(4) Mr. Balla left the Company in November 1996. Accordingly, no compensation was paid to him subsequent to that date.

(5) Mr. DeCarolis joined the Company in May 1995. Accordingly, no compensation was paid prior to him prior to that date.

(6) Mr. Dumas joined the Company in September 1994 and left the Company in August 1996. Accordingly, no compensation was paid to him prior to or subsequent to those dates, respectively.

(7) Mr. Newcomb joined the Company in June 1995. Accordingly, no compensation was paid to him prior to that date.

                       OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information with respect to individual grants of stock options to the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, during the fiscal year ended December 31, 1996:

                                            Percent of                                     Potential Realizable
                            Number of         Total                                          Value at Assumed
                            Securities       Options       Exercise                          Annual Rates of
                            Underlying      Granted to     or Base                      Stock Price Appreciation
                              Options       Employees       Price        Expiration        for Option Term (5)
  Name                      Granted (#)      in 1996      ($/Share)         Date         At 5%($)      At 10%($)
  ----                     --------------  ------------  ------------   ------------     --------      ---------
Morgan W. Nields           20,000(1),(2)      24.4%         $5.81         10/03/05       $ 64,064       $157,794
                           80,000(1),(3)                     5.81         12/14/05        258,257        631,174
                           25,000(4)                         5.81         12/20/06         91,347        231,491

Anthony G. DeCarolis       16,000(1),(2)      14.8%          5.81         10/03/05         51,251        126,235
                           40,000(1),(3)                     5.81         12/14/05        128,129        315,587
                           20,000(4)                         5.81         12/20/06         73,078        185,193

James A. Newcomb           16,000(1),(2)      14.8%          5.81         10/03/05         51,251        126,235
                           40,000(1),(3)                     5.81         12/14/05        128,129        315,587
                           20,000(4)                         5.81         12/20/06         73,078        185,193

Mike Tesic                 16,000(1),(2)      14.8%          5.81         10/03/05         51,251        126,235
                           40,000(1),(3)                     5.81         12/14/05        128,129        315,587
                           20,000(4)                         5.81         12/20/06         73,078        185,193

Carla J. Wolin             16,000(1),(2)      14.8%          5.81         10/03/05         51,251        126,235
                           40,000(1),(3)                     5.81         12/14/05        128,129        315,587
                           20,000(4)                         5.81         12/20/06         73,078        185,193

          No options were granted to Messrs. Balla or Dumas during 1996, as both individuals had left the Company prior to the date options were granted for 1996.

(1) On December 20, 1996, the Company's Board of Directors granted new stock options to the Company's officers and key employees in exchange for certain options granted to those officers and employees in 1995. See "Ten-Year Option Repricing in Last Fiscal Year."

(2) The new options granted in exchange for the options originally granted to executive officers on October 3, 1995 retained the original October 3, 2005 expiration date and the original four year vesting period (25% vesting per year commencing one year from date of original grant and on each subsequent anniversary date), except that the new options are not exercisable until six months after the date of exchange. The vesting of these options accelerates upon a change of control of the Company.

(3) The new options granted in exchange for the options originally granted to executive officers on December 14, 1995 retained the original December 14, 2005 expiration date and vesting formula, which provides for vesting in four equal installments upon successive 30% increases in the market price of the Company's common stock over the market price on date of option exchange, or the target price relating to the preceding vesting date, as applicable. The installments vest only if the market price of the common stock meets or exceeds these targets for at least 45 consecutive trading days. Any such options which have not vested 9 years and 11 months from date of their original grant will vest at that time. These new options are not exercisable until six months after the date of exchange. The vesting of these options accelerates upon a change of control of the Company.

(4) On December 20, 1996, the Company's Board of Directors granted new options to the Company's executive officers at an exercise price of $5.81 per share, the market price of the Company's stock at that date. These options vest upon the earlier of (a) the date that the market value of the Company's stock has reached targeted price levels for a period of 20 consecutive trading days, (b) upon the attainment of certain annual earnings per share targets, or (c) 25% on the date that is six months from date of grant, with the remainder vesting in equal monthly installments over the following 24 months.

(5) Potential realizable values are reported net of the option exercise price, but before taxes associated with the exercise of the option. These amounts are based on the total of all option grants to the executive for the year and upon the assumed rates of appreciation only over the option term (10 years as to new options granted during 1996 and the 9 year remaining option term as to options exchanged during 1996). Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

           AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END STOCK OPTION VALUES

         The table below sets forth information concerning exercises of stock options during 1996 and the value of stock options held at the end of the fiscal year ended December 31, 1996 by the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer:

                                                              # of Securities Underlying          Value of Unexercise
                           # of Shares  Value Realized          Unexercised Options              In-the-Money Options
                             Acquired   (market price           at December 31, 1996           at December 31, 1996 (1)
                                on     at exercise, less     ----------------------------  -------------------------------
Name                         Exercise   exercise price)      Exercisable    Unexercisable   Exercisable      Unexercisable
----                       -----------  ---------------      -----------   --------------  --------------   --------------
Morgan W. Nields                    0   $            0           66,250          143,750   $       27,969   $       27,656

Richard F. Balla               23,910          106,146                0                0                0                0

Anthony G. DeCarolis                0                0            5,000           91,000            3,125           14,315

Charles L. Dumas                8,000           26,000                0                0                0                0

James A. Newcomb                5,000           12,188                0           91,000                0           33,065


Mike Tesic                     10,000           77,375            7,500           88,500            6,875           18,690

Carla J. Wolin                 10,000           65,500            8,750           82,250            7,344           12,284

(1) Based on the closing stock price at December 31, 1996 of $5.875 per share, as reported on the Nasdaq National Market, less exercise price.

                 TEN-YEAR OPTION REPRICINGS IN LAST FISCAL YEAR

          As described in the table below, on December 20, 1996, the Company's Board of Directors granted new stock options to the Company's officers and key employees in exchange for certain options granted to those officers and employees in 1995.

                                       Number of     Number of
                                       Securities    Securities
                                       Underlying    Underlying    Market Price    Exercise             Length of Original
                                        Options       Options        of Stock       Price        New       Option Term
                          Date of       Before         After        at Time of    at Time of   Exercise    Remaining at
Name                      Exchange      Exchange      Exchange       Exchange      Exchange     Price    Date of Exchange
----                      --------      --------      --------      ----------    ----------   --------  ----------------
Morgan W. Nields          12/20/96        25,000       20,000         $5.81         $8.38       $5.81    8 years,10 months
                          12/20/96       100,000       80,000          5.81         10.00        5.81    9 years

Anthony G. DeCarolis      12/20/96        20,000       16,000          5.81          8.38        5.81    8 years, 10 months
                          12/20/96        50,000       40,000          5.81         10.00        5.81    9 years

James A. Newcomb          12/20/96        20,000       16,000          5.81          8.38        5.81    8 years, 10 months
                          12/20/96        50,000       40,000          5.81         10.00        5.81    9 years

Mike Tesic                12/20/96        20,000       16,000          5.81          8.38        5.81    8 years, 10 months
                          12/20/96        50,000       40,000          5.81         10.00        5.81    9 years

Carla J. Wolin            12/20/96        20,000       16,000          5.81          8.38        5.81    8 years, 10 months
                          12/20/96        50,000       40,000          5.81         10.00        5.81    9 years

          None of the options previously granted Messrs. Balla or Dumas were repriced during 1996, as both individuals had left the Company prior to the date of exchange.

          The Compensation Committee of the Board of Directors approved the exchange of new options for old options described above in an attempt to assure that such options would continue to provide appropriate incentives for the retention of officers and key employees, in view of the significant decline in the market value of the Company's common stock. The Compensation Committee structured the exchange of the options to offset the decreased exercise price of the options (and, thus, their increased value to their holders) against a decrease in the number of shares of the Company's common stock for which the options are exercisable. Based on this approach, and on the Company's calculations of the value of the old options and the new options under the Black-Scholes option pricing model, the new options have an exercise price of $5.81 per share (the fair market value of the Company's common stock on the date of grant), but are exercisable for only 80% as many shares of common stock as the original options. The Compensation Committee believes that terms of the exchange provide appropriate incentives to the Company's officers and key employees and are fair to the Company and its stockholders.

Thomas J. Cable                     Frank W.T. LaHaye                  Lawrence A. Lehmkuhl
Compensation Committee Member       Compensation Committee Member      Compensation Committee Member


                              RETENTION BONUS PLAN

          In December 1995, the Board of Directors adopted a Retention Bonus Plan (the "Plan"). Under the Plan, the Company will vest all options to purchase shares of Common Stock and will make payments to executive officers and other key employees of the Company (the "Participants") in the event of a change of control of the Company. A "change of control" under the Plan is defined to include acquisition of 35% or more of the Company's outstanding Common Stock by a single person or group, certain changes in the composition of the Board of Directors, a consolidation or merger in which the Company is not the surviving corporation, the sale or other transfer of 50% or more of the assets or earnings power of the Company, the adoption of a plan of liquidation or dissolution of the Company, or certain other similar events. Payments made to a Participant under the Plan will not exceed an amount equal to his or her annual base salary in effect immediately prior to the change of control. The Participants, which presently include the executive officers of the Company, are selected by the Board of Directors, who may select additional Participants in the future.

                         COMPENSATION COMMITTEE REPORT

          The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of three nonemployee Directors.

          The Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate compensation with the Company's performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives.

          Since its inception, the Company has maintained the philosophy that compensation of its executive officers and others should be directly and materially linked to the Company's operating performance. To achieve this linkage, executive compensation is partially weighted towards incentive compensation bonuses paid on the basis of the Company's operating performance. After its review of the Company's programs, the Committee believes that the total compensation program for executives of the Company during 1996 was adequate.

1996 EXECUTIVE OFFICER COMPENSATION

          In 1996, the compensation packages paid to the executives consisted of base salary, incentive compensation (in the form of cash bonuses), and long-term incentive compensation (in the form of stock options).

BASE SALARY

          The Compensation Committee reviews the base salary levels for the Company's executive officers annually based on the Chief Executive Officer's recommendations. Base salaries are set to be competitive with the salaries paid by other publicly-traded medical capital equipment manufacturers with similar revenues (as determined by a review of publicly available information). These manufacturers include some of the companies that comprise the Company's Peer Index on page 15. Base salaries are also set based on each particular executive's experience, expertise, responsibilities, potential for advancement, and other factors. The Compensation Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual officers. As is typical for most companies, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

INCENTIVE COMPENSATION

          The incentive compensation program provides the potential for the executive officers and other key employees to earn cash incentive bonuses based on the Company's performance for the year. The incentive bonus pool for 1996 was based on the Company's achievement of certain earnings targets. These targets were set during 1996 by the Compensation Committee, based on the recommendations of the Chief Executive Officer. Executive officers and other key employees generally share in the bonus pool in proportion to their base salary. Because the earnings targets were not met, the Company did not make any incentive compensation payments in 1996.

          The Compensation Committee may also approve, in its sole discretion, bonus payments to executive officers that are not directly linked to previously established performance objectives. In 1996, such bonuses were paid to Anthony
G. DeCarolis and James A. Newcomb in connection with their recruitment and employment by the Company. Additionally, the Compensation Committee has authorized the Chief Executive Officer to, where appropriate to an executive's specific employment responsibilities, establish bonus opportunities based upon individual performance objectives. Under such an arrangement, Mr. DeCarolis received a cash bonus in 1996.

LONG-TERM INCENTIVE COMPENSATION

          The Company provides long-term incentive compensation through its 1991 Stock Option Plan (the "1991 Plan"), which provides for grants of stock options to executive officers and other key employees. The Compensation Committee uses stock options as a significant element of the executive officers' compensation packages. Because the executive officers receive no benefit from the stock options unless the Company's stock price appreciates, the options are intended to provide incentives for the executive officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing stockholder value.

          The Compensation Committee approved the stock options granted to the executive officers in 1996 based on the objectives described above. The options granted on December 20, 1996 vest upon the earlier of (1) the date that the market value of the Company's stock has reached targeted price levels for a period of 20 consecutive trading days, (2) upon the attainment of certain annual earnings per share targets, or (3) 25% on the date that is six months from date of grant, with the remainder vesting in equal monthly installments over the following 24 months. In addition, the Compensation Committee modified the terms of certain options issued in 1995 based on the objectives described above. See "Ten-Year Option Repricings in Last Fiscal Year." The size and nature of the option grants made to the executive officers in 1996 were determined based on a subjective evaluation of the appropriate level of incentive necessary to retain on a long-term basis the services of executives with the experience, expertise, and responsibilities of the executive group.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

          1n 1996, the Compensation Committee structured the compensation package of Morgan Nields, the Company's Chief Executive Officer, in the same manner and based upon the same objectives as the Company's other executive officers. The Compensation Committee believes that Mr. Nields' total compensation package for 1996 properly reflects his importance and contributions to the Company.

SECTION 162 (M)

          Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the federal income tax deductions of publicly traded companies to the that extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. The Compensation Committee intends to design the Company's compensation program so that the compensation paid to its employees will be completely deductible by the Company.


Thomas J. Cable                     Frank W.T. LaHaye                  Lawrence A. Lehmkuhl
Compensation Committee Member       Compensation Committee Member      Compensation Committee Member

                    FIVE YEAR STOCK PRICE PERFORMANCE GRAPH


The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Company's Common Stock for the five year period from December 31, 1991 to December 31, 1996, with the cumulative total return on the Nasdaq National Market Index and a Peer Group Index over the same period. (Assumes the investment of $100 in the Company's Common Stock and the respective indexes on December 31, 1991, with reinvestment of all dividends.)

                              [PERFORMANCE GRAPH]

                  12/91    3/92    6/92   9/92    12/92   3/93   6/93   9/93   12/93   3/94   6/94   9/94   12/94   3/95   6/95
                  -----    ----    ----   ----    -----   ----   ----   ----   -----   ----   ----   ----   -----   ----   ----
Fischer Imaging    100      88      68      81      48      43     33     28     28     34     24     26      28      27     29
Nasdaq             100     103      98     100     116     118    121    131    134    128    122    132     131     142    183
Peer Group         100      80      82      72      83      72     64     63     62     55     48     57      58      51     83

                   9/95    12/95   3/96   6/96   9/96    12/96
                   ----    -----   ----   ----   ----    -----
Fischer Imaging      45      52     75     62     29       30
Nasdaq              182     185    183    209    217      227
Peer Group           75      79    100    121    102      108

*Companies in Peer Group are:
     Acuson Corp.                       EndoSonics Corporation
     ADAC Laboratories                  Fonar Corp.
     Advanced Technology Labs, Inc.     Hologic, Inc.
     Biomagnetic Technologies, Inc.     Imatron, Inc.
     Elscint Limited                    Lunar Corp.

                              CERTAIN TRANSACTIONS

          The Company's Thornton headquarters and manufacturing facility is leased from a partnership whose general partners are Morgan W. Nields, Chief Executive Officer and Chairman of the Company, and Kinney L. Johnson, a member of the Company's Board of Directors, under a lease effective August 1, 1992, which expires July 31, 2012. The lease requires the Company to pay all taxes, insurance, operating and maintenance expenses for the facility, and provides for an annual base rent which is subject to adjustment at the beginning of the 3rd, 8th, 13th and 18th lease year based on the then current market rent for similar premises, provided the base rent may not be increased at any one time by more than 7%. The Company made total lease payments of $744,000 in 1996.

          The foregoing lease was approved by a majority of the Company's disinterested directors at the time it was entered into by the Company. The Company believes that this lease was entered into for bona fide business purposes and was on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

          GE Medical Systems ("GEMS"), a division of General Electric Company, owns 1,333,333 shares of Series D Convertible Preferred Stock, representing an approximately 16% current ownership interest in the Company. In 1996, the Company's sales to GEMS under an Original Equipment Manufacturer contract accounted for $10.0 million, or 12.9%, of the Company's total revenues.

                          APPROVAL OF AMENDMENT TO THE
             COMPANY'S 1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                           (THE "1993 DIRECTOR PLAN")
                                (PROPOSAL NO. 2)

          On February 26, 1997, the Board of Directors unanimously approved and recommended for adoption certain amendments to the Company's 1993 Director Plan which, if approved by the Company's stockholders, would (i) increase the number of shares of Common Stock authorized for issuance under the 1993 Director Plan from 100,000 to 200,000 shares, (ii) eliminate the lifetime limitation on the number of options a nonemployee director may receive under the plan, (iii) permit discretionary grants of options under the plan and (iv) amend certain other provisions of the plan.

          Currently, there are 100,000 shares of Common Stock authorized for issuance under the 1993 Director Plan. As of March 31, 1997, options to purchase 78,000 shares were outstanding, at a weighted average exercise price of $8.10 per share. Through March 31, 1997, a total of 6,000 shares had been issued upon the exercise of options granted under the plan. Therefore, if the 1993 Director Plan is not amended, options to purchase up to only 16,000 shares of Common Stock may be granted under the plan in the future. In addition, the 1993 Director Plan presently provides that each nonemployee director may receive options to purchase a maximum of 18,000 shares of Common Stock under the plan. Under this limitation, three of the five nonemployee directors are now unable to receive additional options. Also, the 1993 Director Plan does not permit discretionary grants of options to nonemployee directors and does not contain certain other provisions that would increase the flexibility of the plan and are now permitted under applicable law. Accordingly, in order to preserve the effectiveness of the 1993 Director Plan as an equity compensation vehicle for attracting and retaining nonemployee directors, the Company believes that it is necessary to amend the 1993 Director Plan as described above.

          As of March 31, 1997, all of the Company's five nonemployee directors were eligible to participate in the 1993 Director Plan, subject to the terms of the plan. Only nonemployee directors are eligible to participate in the 1993 Director Plan. In 1996, as described under the heading "Compensation of Directors," these nonemployee directors received automatic grants of options under the 1993 Director Plan, as well as certain discretionary grants of options outside of the 1993 Director Plan. If the amendments to the 1993 Director Plan are approved, the nonemployee directors will continue to receive the same automatic grants of options under the plan. The Company is unable to determine the extent to which it will make discretionary grants of options under the plan.

DESCRIPTION OF THE PLAN

          The following summary of the 1993 Director Plan, and the proposed amendments to the plan, are qualified in all respects by reference to the full text of the 1993 Director Plan, copies of which are available upon written request to Carla J. Wolin, Secretary, Fischer Imaging Corporation, 12300 North Grant Street, Thornton, Colorado, 80241.

Purpose

          The purpose of the 1993 Director Plan is to provide long-term incentives and rewards to the Company's nonemployee directors in recognition of their services to the Company.

Plan Administration

          The 1993 Director Plan is administered by the Board of Directors. Subject to the terms of the 1993 Director Plan, the Board of Directors determines the persons to whom options are granted, the number of shares covered by the options and certain other terms and conditions of the options. The 1993 Director Plan may also be administered by a Committee of the Board of Directors, although it has not been so administered in the past.

Eligibility

          Options may be granted only to nonemployee directors of the Company. Any nonemployee director who is prohibited by a policy of his or her employer from receiving options under the 1993 Director Plan is not eligible to receive options.

Terms and Conditions of Options

          Certain options are granted automatically under the 1993 Director Plan as follows: (i) upon his or her initial election or appointment to the Board of Directors and on each February 26th thereafter (if the person remains a director on such date), each of the nonemployee directors receives options to purchase 2,000 shares of Common Stock and (ii) each nonemployee director serving on the Compensation and Audit Committees of the Board of Directors receive additional options to purchase 2,000 and 1,000 shares of Common Stock, respectively, upon his or her election to these committees and on each February 26th thereafter.

          Options automatically granted to nonemployee directors are fully vested on the date of grant and expire five years from the date of grant. If a director is removed or resigns from the Board of Directors, such options terminate, except that if his or her status as a director is terminated for any reason other than death or disability, he or she may exercise the options within three months of such termination. If the director dies or is disabled while serving as a director, such options may be exercised for a period of twelve months. However, under no circumstances may such options be exercised after the expiration of their five year term.

          The purchase price per share of Common Stock to be purchased upon the exercise of any option automatically granted under the 1993 Director Plan shall be fixed by the Board of Directors at the time of grant of the option, but shall always equal 100% of the fair market value of the shares of Common Stock on the date such option is granted. On April 11, 1997, the last reported sale price of the Common Stock on the Nasdaq National Market was $4.75 per share.

          Other terms of options automatically granted under the 1993 Director Plan are determined by the Board of Directors. Each option may contain terms and provisions different from other options granted to the same or other recipients. A written option agreement, signed by an officer of the Company, is issued to each nonemployee director to whom an option is granted.

          Under the 1993 Director Plan as currently in effect, discretionary grants of options to nonemployee directors are not permitted. The 1993 Director Plan is proposed to be amended to allow the Board of Directors to make discretionary grants of options to nonemployee directors. The number of shares underlying such discretionary grants of options and the exercise price, vesting and other terms and conditions of such options shall be determined by the Board of Directors at the time such options are granted.

          Under the 1993 Director Plan as currently in effect, no nonemployee director may receive options to purchase more than 18,000 shares of Common Stock. This limitation is proposed to be eliminated.

Shares of Common Stock Subject to the 1993 Director Plan

          The maximum number of shares of Common Stock that may be issued pursuant to the exercise of options granted under the 1993 Director Plan cannot presently exceed, in the aggregate, 100,000 shares of Common Stock, subject to adjustment upon certain adjustments to the capital stock of the Company. The 1993 Director Plan is proposed to be amended to increase this number to 200,000 shares. If any option terminates or expires for any reason without having been exercised in full, the shares of Common Stock not purchased under such option will be once again available for issuance under the 1993 Director Plan.

Exercise of Options

          Options are exercised by delivery of written notice to the Board of Directors, setting forth the number of shares as to which the option is being exercised and accompanied by the full purchase price. The Board of Directors, in its own discretion, may permit a nonemployee director to deliver a promissory note or surrender shares of Common Stock previously acquired as part or full payment of the exercise price, such shares to be valued at their then fair market value. The Board of Directors may also allow a nonemployee director to conduct a simultaneous exercise of an option and sale of the underlying Common Stock through a broker.

Changes in the Company's Capital Structure

          In the event of any stock split, subdivision, re-division, consolidation or other similar adjustment of the Common Stock, the aggregate number of shares of Common Stock that may be granted under the 1993 Director Plan, the number of shares of Common Stock covered by each outstanding option and the price per share thereof in each option may be appropriately adjusted by the Board of Directors.

Sale, Reorganization, Merger or Liquidation

          If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale, reorganization, merger or liquidation, the Board of Directors shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, the options granted under the 1993 Director Plan.

Non-Transferability of  Options

          Under the 1993 Director Plan as currently in effect, options are not transferable by the holder thereof other than by will or under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code, Title I of the Employee Retirement Income Security Act or the rules thereunder. The 1993 Director Plan is proposed to be revised to allow a nonemployee director to transfer an option if the transfer is approved by the Board of Directors.

Six Month Holding Period

          Under the 1993 Director Plan as currently in effect, shares of Common Stock received upon exercise of an option may not be sold or disposed of within six months of the date the option was granted. This limitation is proposed to be eliminated.

Amendment and Termination of the 1993 Director Plan

          The 1993 Director Plan, as amended, shall remain in effect until such time as it is terminated by the Board of Directors. The Board of Directors may discontinue or amend the 1993 Director Plan, provided that no amendments may adversely affect outstanding options without the approval of the holder thereof. Under the 1993 Director Plan as currently in effect, any amendment to the 1993 Director Plan that would increase the maximum number of shares of Common Stock that may be made subject to options (unless necessary to effect certain adjustments as a result of a stock split, stock dividend or similar event), change the class of persons to whom options may be granted or materially increase the benefits accruing to participants under the 1993 Director Plan requires the approval of the Company's stockholders. In addition, the 1993 Director Plan currently provides that certain of its provisions concerning eligibility, the number of shares subject to the 1993 Director Plan, the granting of options and the price of options shall not be amended more than once every six months, except in certain specified instances. The 1993 Director Plan is proposed to be amended to eliminate the provisions described in the preceding two sentences and to add a provision that the 1993 Director Plan may be amended by the Board of Directors without stockholder approval to the extent permitted by applicable law or the rules of the Nasdaq National Market (or any other automated quotation system or securities exchange upon which the Company's securities are listed). The Nasdaq National Market generally requires that material amendments to director stock option plans be approved by a company's stockholders. The Nasdaq National Market staff has informally indicated that increases in the number of shares authorized for issuance under such a plan (other than aggregate increases of less than 10%), significant increases in the benefits offered under the plan and significant changes in the type of persons eligible to participate in the plan would be material amendments to the plan and would, therefore, require stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1993 DIRECTOR PLAN

          The following is a general summary of the federal income tax consequences that may apply to the recipients of stock options under the 1993 Director Plan. Because the application of tax laws may vary according to individual circumstances, a participant should seek professional tax advice concerning the tax consequences to him or her of participating in the 1993 Director Plan, including the potential application and effect of state, local and foreign tax laws and estate and gift tax considerations.

Non-Statutory Stock Options

          Under the 1993 Director Plan, the Company may grant only non-statutory stock options. A person who is granted a non-statutory stock option recognizes no taxable income at the time of grant. However, upon the exercise of a non-statutory stock option, the difference between the fair market value of the shares on the date of exercise and the exercise price of the option is taxable as ordinary income and generally is deductible by the Company.

          Upon the disposition of shares acquired pursuant to the exercise of a non-statutory stock option, the participant will recognize a capital gain or loss in an amount equal to the difference between the selling price and the participant's adjusted basis in such shares. There are no tax consequences to the Company as a result of the participant's disposition of shares acquired upon exercise of a non-statutory stock option.

Withholding

          The Company may withhold any taxes required by any law or regulation of any governmental authority, whether federal, state or local, in connection with any stock option or other award under the 1993 Director Plan, including, but not limited to, withholding of any portion of any payment or withholding from other compensation payable to the participant, unless such person reimburses the Company for such amount.

REQUIRED VOTE

          Approval of this amendment will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

RECOMMENDATION

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1993 DIRECTOR PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

          Arthur Andersen LLP, which has been the independent public accountants for the Company and its subsidiaries since 1973, has been selected by the Company's Board of Directors, upon recommendation of its Audit Committee, as independent public accountants for the Company and its subsidiaries for the fiscal year ending December 31, 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make comments with respect to the Company's financial statements and to respond to appropriate inquiries from stockholders.

                       DISCLOSURE OF FILINGS BY INSIDERS

          The Company's officers and directors and persons who are beneficial owners of more than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports of their holdings and transactions in the Company's Common Stock with the Securities and Exchange Commission ("SEC") and the Nasdaq National Market and to furnish the Company with copies of such reports.

          Based solely upon its review of the reports it has received and upon written representations it has obtained from some of these persons, the Company believes that the Company's officers, directors and 10% beneficial owners have complied with all such filing requirements with respect to 1996 except as set forth in this paragraph. Late Form 4 filings were made with respect to one transaction each by Messrs. DeCarolis and Nields, and Ms. Wolin and with respect to two transactions by Mr. Newcomb. Late Form 5 filings were made with respect to one transaction each by Dr. Bragg, Ms. Wolin, and Messrs. Balla, Cable, DeCarolis, Dumas, Johnson, LaHaye, Lehmkuhl, Newcomb, Nields, and Tesic.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 1998 ANNUAL MEETING

          Stockholder proposals submitted for presentation at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 23, 1998.

                DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

          Management does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than management, intend to present at the meeting. Should any other matters requiring a vote of the stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment.

          Any shareholder who executes and returns the proxy may revoke the same at any time before it is exercised by filing with the Secretary of the Company written notice of such revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

          UPON WRITTEN REQUEST BY ANY STOCKHOLDER TO JAMES A. NEWCOMB, VICE PRESIDENT FINANCE AND CHIEF FINANCIAL OFFICER, FISCHER IMAGING CORPORATION, 12300 NORTH GRANT STREET, THORNTON, COLORADO 80241, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 WILL BE PROVIDED WITHOUT CHARGE.

                                       By Order of the Board of Directors,

                                       /s/ CARLA J. WOLIN,

                                       CARLA J. WOLIN,
                                       Secretary

Thornton, Colorado
April 21, 1997

                          FISCHER IMAGING CORPORATION
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                          Adopted on February 26, 1993
                          Amended on February 26, 1997

I.       PURPOSE

         The Fischer Imaging Corporation Nonemployee Director Stock Option Plan (the "Plan") provides for the grant of Stock Options to Nonemployee Directors of Fischer Imaging Corporation (the "Company") in order to advance the interests of the Company through the attraction, motivation and retention of its Nonemployee Directors.

II.      NON-STATUTORY STOCK OPTIONS

         The Stock Options granted under the Plan shall be nonstatutory stock options ("NSOs") which are intended to be options that do not qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

III.     ADMINISTRATION

         3.1 Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee of two or more directors (the "Committee"). The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Board of Directors may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in this Plan to the "Committee" shall be deemed to refer to the Board of Directors whenever the Board is discharging the powers and responsibilities of the Committee.

         3.2 Actions of the Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants in the Plan, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

IV.      DEFINITIONS

         4.1 "Stock Option." A Stock Option is the right granted under the Plan to a Nonemployee Director to purchase shares of Common Stock.

         4.2 "Common Stock." A share of Common Stock means a share of authorized but unissued or reacquired common stock (par value $.01 per share) of the Company.

         4.3 "Fair Market Value." If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after such consultation with outside legal, accounting and other experts as the Board or the Committee may deem advisable, and the Board or the Committee shall maintain a written record of its method of determining such value. If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through Nasdaq (its automated system for reporting quotes), for the date in question or, if the Common Stock is listed on the Nasdaq National Market or is listed on a national stock exchange, the officially quoted closing price on Nasdaq or such exchange, as the case may be, on the date in question.

         4.4 "Nonemployee Director". A Nonemployee Director is a Member of the Board of Directors of the Company who is not also an employee of the Company.

         4.5 "Participant". A Participant is a Nonemployee Director to whom a Stock Option is granted.

V.       OPTION GRANTS

         5.1 Automatic Grants of Shares. Upon the initial election or appointment of a Nonemployee Director to the Company's Board of Directors, the Nonemployee Director shall be automatically granted a Stock Option to purchase 2,000 shares of Common Stock, plus an additional 2,000 shares of Common Stock if he or she shall serve on the Compensation Committee, and an additional 1,000 shares of Common Stock if he or she shall serve on the Audit Committee (subject to adjustment pursuant to Section 6.2 hereof) effective as of the date such person is elected or appointed to the Board of Directors. Thereafter, on each succeeding February 26th, each Nonemployee Director then serving on the Board of Directors shall be automatically granted a Stock Option to purchase 2,000 shares of Common Stock, plus an additional 2,000 shares of Common Stock if such person is then serving on the Compensation Committee and an additional 1,000 shares of Common Stock if such person is then serving on the Audit Committee (subject to adjustment pursuant to Section 6.2 hereof). The purchase price per share of Common Stock for the shares to be purchased pursuant to the exercise of any such Stock Option shall be 100% of the Fair Market Value of a share of Common Stock on the date on which the Nonemployee Director is granted the Stock Option. Such Stock Options shall be fully vested on the date of grant and shall expire, to the extent not exercised, five years after the date of grant.

         5.2 Discretionary Grants of Options. The Board of Directors may also make discretionary grants of Stock Options to Nonemployee Directors. The number of shares of Common Stock underlying such Stock Options and the exercise price, vesting, and other terms and conditions of such Stock Options shall be determined by the Board of Directors at the time such Stock Options are granted.

         5.3     Other Terms.  Except for the limitations set forth in Section
5.1 with respect to Stock Options automatically granted to Nonemployee Directors, the terms and provisions of Stock Options shall be as determined from time to time by the Committee, and each Stock Option issued may contain terms and provisions different from other Stock Options granted to the same or other Stock Option recipients. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan. Any Nonemployee Director who is prohibited by a policy of his or her employer from receiving Stock Options under the Plan will not be eligible to receive Stock Options under the Plan.

VI.      SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         6.1 Maximum Number. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 200,000 authorized but unissued shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

         6.2 Capital Changes. In the event any changes are made to the number of shares of Common Stock outstanding (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of said shares; and (ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such fractional share.

VII.     EXERCISE OF STOCK OPTIONS

         7.1 Exchange of Outstanding Stock. The Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

         7.2 Use of Promissory Note. The Committee may, in its sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a

Participant to deliver to the Company a promissory note as full or partial payment for the exercise of a Stock Option.

         7.3 Stock Restriction Agreement. The Committee may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant's term as a Director of the Company. The acceleration of time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant's agreement to such restrictions.

         7.4 Termination of Director Status before Exercise. If a Participant's term as a Director of the Company shall terminate for any reason other than the Participant's death or disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his Director status for a period of three months (but in no event beyond five years from the date of grant of the Stock Option). If the Participant's Director status is terminated because the Participant dies or is disabled within the meaning of
Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his Director status for a period of twelve months (but in no event beyond five years from the date of grant of the Stock Option). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

         7.5 Disposition of Forfeited Stock Options. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant but may be made subject to Stock Options granted to other Participants.

VIII.    NO EFFECT UPON STOCKHOLDER RIGHTS

         Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to remove the Participant from the Board pursuant to the Delaware General Corporation Law or the Company's Certificate of Incorporation or Bylaws.

IX.      NO RIGHTS AS A STOCKHOLDER

         A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in
Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

X.       ASSIGNABILITY

         Except as approved by the Board, no Stock Option granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, or any other person other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. Notwithstanding the foregoing, in the event of the Participant's death, the Stock Option may be exercised by the personal representative of the Participant's estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.

XI.      MERGER OR LIQUIDATION OF THE COMPANY

         If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets of the Company or enters into a merger or reorganization in which the Company is not the surviving corporation or the Corporation is the surviving corporation but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger or reorganization, the Board shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, the Stock Options granted hereunder. By way of illustration, and not by way of limitation, the Board may provide that such Stock Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Stock Options (or the portion thereof that is currently exercisable) in cancellation thereof. The Board may provide that Stock Options or other rights granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Stock Options will expire. Any such determinations by the Board may be made generally with respect to all Participants, or may be made on a case-by- case basis with respect to particular Participants. The provisions of this Article XI shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

XII.     AMENDMENT

         The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that except as provided in Article XI, no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall be taken without the approval of the stockholders of the Company if such approval is required by applicable law or the rules of the Nasdaq National Market (or any other automated quotation system or securities exchange upon which the Company's securities are listed).

XIII.    REGISTRATION OF OPTIONED SHARES

         The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "Act"), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act and from the registration or qualification requirements of applicable state securities laws.

XIV.     BROKERAGE ARRANGEMENTS

         The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the shares acquired upon such exercise.

XV.      NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan (or any amendments thereto) by the Board nor the submission of the Plan (or any amendments thereto) to stockholders of the Company for their approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Nonemployee Directors, which the Company now has lawfully put into effect.

XVI.     EFFECTIVE DATE

         This Plan was adopted by the Board of Directors and became effective on February 26, 1993. This Plan was amended effective February 26, 1997 (subject to stockholder approval).

PROXY                                                    SOLICITED ON BEHALF OF
                                                         THE BOARD OF DIRECTORS

                         FISCHER IMAGING CORPORATION

        The undersigned hereby appoints Morgan W. Nields and James A. Newcomb, and either of them, with power of substitution, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Fischer Imaging Corporation held of record by the undersigned on April 11, 1997, at the Annual Meeting of Stockholders to be held on May 16, 1997 or any adjournment or adjournments thereof.

1.  ELECTION OF DIRECTORS        [ ] FOR all nominees listed below                [ ] WITHHOLD AUTHORITY
                                     (except as marked to the contrary)               to vote for all nominees listed
                                     below, see instructions)

                Nominees:  Morgan W. Nields; Kinney L. Johnson

2.  APPROVAL OF AMENDMENT TO 1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

              [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:


-----------------------------------------------------------------------------

        In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof, upon matters incident to the conduct of the meeting and upon the election of substituted nominees for directors designated by the Board of Directors if the persons named in Proposal 1 above are unable to serve as directors.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.


                                        ----------------------------------------
                                        Signature



                                        ----------------------------------------
                                        Signature if held jointly



                                        ----------------------------------------
                                        Date



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.